Exhibit 21.1
Subsidiaries of Registrant

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                         State of Incorporation or    Name Under Which Business
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Subsidiary Name          Jurisdiction                 is Conducted
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GraphOn NES Sub LLC      California                   GraphOn Corporation
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GraphOn Israel           Israel                       GraphOn Research Labs Ltd.
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